EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value $1.00 per share, of Alterra Capital Holdings Limited, and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 19th day of May 2010.

TRIDENT III, L.P.

By:	Stone Point Capital LLC, as manager

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Principal

TRIDENT III PROFESSIONALS FUND, L.P.

By:	Stone Point Capital LLC, as manager

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Principal

TRIDENT CAPITAL III, L.P.

By:	DW Trident GP, LLC, a general partner

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Sole Member

STONE POINT GP LTD.

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Director

STONE POINT CAPITAL LLC

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Principal